UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2013
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037
(Address of principal executive offices) (Zip Code)

(858) 389-3222
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On January 31, 2013, a wholly-owned subsidiary of PICO Holdings, Inc., a Delaware corporation (the "Company"), acquired additional voting preferred stock in Spigit, Inc., a privately held company that develops enterprise innovation software (“Spigit”) for $5 million by obtaining newly issued shares directly from Spigit. As a result of the transaction, the Company’s voting ownership increased from 28% at December 31, 2012 to 67% at March 31, 2013.

Subsequent to the purchase, the Company has continued to increase its holdings in Spigit through additional purchases of preferred stock in three separate transactions. The first was on May 29, 2013 for $1 million, the second on June 12, 2013 for $750,000 and the third on July 2, 2013 for $750,000. As a result of the third transaction, the Company determined that the transaction qualifies as a significant acquisition under S-X Rule 1-02(w).

Item 9.01.    Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
The financial statements required by this item are not included with this initial report. The required financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.

Date: July 9, 2013	By: /s/ John T. Perri John T. Perri Vice President and Chief Accounting Officer